UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

CME GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 10, 2012, CME Group Inc. (the “Company”) completed a public offering of $750,000,000 aggregate principal amount of its 3.00% Notes due 2022 (the “Notes”). The Notes were offered by the Company pursuant to its Automatic Shelf Registration Statement on Form S-3 (File No. 333-163473) and the Prospectus included therein, filed with the Securities and Exchange Commission on December 3, 2009 and supplemented by the Prospectus Supplement dated September 5, 2012. The Company intends to use the net proceeds from the offering, together with cash on hand, to retire at maturity its outstanding 5.40% notes due in August 2013. Although the Company does not currently anticipate doing so, it may use some or all of the net proceeds from the offering for other, general corporate purposes.

On September 5, 2012, the Company entered into an Underwriting Agreement, dated September 5, 2012 (the “Underwriting Agreement”), between the Company and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the underwriters named therein (together, the “Underwriters”), in connection with the issuance and sale by the Company of the Notes. Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase, the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes were issued under the Indenture, dated August 12, 2008 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated September 10, 2012, between the Company and the Trustee (the “Supplemental Indenture,” and the Base Indenture, as so supplemented, the “Indenture”). The Company and the Trustee entered into the Supplemental Indenture on September 10, 2012.

The Company sold the Notes to the Underwriters at an issue price of 99.041% of the principal amount thereof. The Underwriters offered the Notes to the public at a price of 99.691% of the principal amount thereof. Interest is payable on the Notes on September 15 and March 15 of each year, commencing on March 15, 2013.

The Company may issue additional debt from time to time pursuant to the Indenture. The Indenture contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. Subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Notes below investment grade rating by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services within a specified time period, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The foregoing description of the Underwriting Agreement, the Indenture and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture, which are filed or incorporated by reference as Exhibits 1.1, 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Certain of the Underwriters or their affiliates have from time to time performed and may in the future perform commercial banking, investment banking and advisory services for the Company and its subsidiaries for which they have received or will receive customary fees and expenses. The Underwriters or their affiliates may, from time to time, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of their business. Some of the Underwriters or their affiliates act as agents and/or lenders under the Company’s senior credit facility or the clearinghouse facility maintained by the Company’s subsidiary Chicago Mercantile Exchange Inc., and certain of the Underwriters or their affiliates own memberships on, and are subject to regulation by, one or more of the Company’s CME, CBOT, NYMEX and COMEX exchanges. Each of the risk committees of the Company includes participation by representatives from a subset of the Company’s clearing members; certain of the Underwriters or their respective affiliates are clearing members of the Company and participate in one or more of the Company’s risk committees.

U.S. Bank National Association has from time to time performed various services, including serving as trustee in connection with other issuances of debt securities and as a lender under the Company’s senior credit facility and the Chicago Mercantile Exchange Inc. clearinghouse facility, and may in the future perform various services, for the Company and its subsidiaries, for which it has received or will receive customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes, the Indenture, the Supplemental Indenture and the Underwriting Agreement is hereby incorporated by reference under this Item 2.03, insofar as it relates to the creation of a direct financial obligation. As a result of a forward-starting interest rate swap agreement the Company entered into in August 2012, the interest payable on the Notes effectively became fixed at an annual rate the Company estimates to be 3.375% at issuance on September 10, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The Underwriting Agreement included as Exhibit 1.1 to this Current Report on Form 8-K contains representations and warranties by the Company. These representations and warranties were made solely for the benefit of the other parties to the Underwriting Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Underwriting Agreement by disclosures that were made to the other parties in connection with the negotiation of the Underwriting Agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Underwriting Agreement or such other date or dates as may be specified in the Underwriting Agreement.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 5, 2012, between CME Group Inc. and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the underwriters named therein.

4.1	Indenture, dated August 12, 2008, between CME Group Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to CME Group Inc.’s Current Report on Form 8-K filed with the SEC on August 13, 2008).

4.2	Fifth Supplemental Indenture (including the form of 3.00% note due 2022), dated September 10, 2012, between CME Group Inc. and U.S. Bank National Association.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

By:	/s/ Kathleen M. Cronin
Kathleen M. Cronin Senior Managing Director, General Counsel and Corporate Secretary

Date: September 10, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 5, 2012, between CME Group Inc. and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the underwriters named therein.

4.1	Indenture, dated August 12, 2008, between CME Group Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to CME Group Inc.’s Current Report on Form 8-K filed with the SEC on August 13, 2008).

4.2	Fifth Supplemental Indenture (including the form of 3.00% note due 2022), dated September 10, 2012, between CME Group Inc. and U.S. Bank National Association.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).